UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

Gulf Island Fabrication, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16225 Park Ten Place, Suite 280, Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

(713) 714-6100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 12, 2014, the Board of Directors (the “Board”) of Gulf Island Fabrication, Inc. (the “Company”) appointed each of Murray W. Burns, William E. Chiles and Michael J. Keeffe to serve as a director of the Company, effective March 13, 2014.  Messrs. Chiles and Burns will serve as Class I directors each with a term to expire at the Company’s 2016 annual meeting of shareholders.  Mr. Keeffe will serve as a Class III director with a term to expire at the Company’s 2015 annual meeting of shareholders.

There is no arrangement or understanding between any of Messrs. Burns, Chiles or Keeffe and any other person pursuant to which any were selected as a director.  There are no transactions in which any of Messrs. Burns, Chiles or Keeffe has an interest requiring disclosure under Item 404(a) of Regulation S-K.  The Board now consists of nine directors.

For serving as non-employee directors, Messrs. Burns, Chiles and Keeffe will each receive an annual retainer fee and equity-based compensation award consistent with the annual retainer fee and equity-based compensation award payable to our current directors for 2014.  For additional information on the experience and background of each of Messrs. Burns, Chiles and Keeffe, please see below.

Michael J. Keeffe

Prior to his retirement in 2011, Mr. Keeffe was a Senior Audit Partner with Deloitte & Touche LLP. He has 35 years of public accounting experience at Deloitte & Touche directing financial statement audits of public companies, principally in the oil field service and engineering and construction industries, most with significant international operations. He also served as a senior risk management and quality assurance partner in the firm’s consultation network. He is a Certified Public Accountant and holds a Bachelor of Arts and a Masters of Business Administration both from Tulane University.

Murray W. Burns

Project management, engineering, and business development consultant through MBurns Consulting since 2013. From 1980 to 2013, employed by Technip USA, Inc. and its affiliates in various executive capacities, including Vice President – Offshore Business Unit, Vice President – Topsides and Fixed Platforms, Vice President – Engineering Operations, Vice President – Engineering, President and COO (Technip Upstream Houston, Inc.) and Vice President. From 1976 to 1980, Project Manager, Group Manager, Manager of Facilities and Supervising Engineer with Petro-Marine Engineering, Inc. Prior to 1976, worked in various engineering capacities at Shell Oil Company.

William E. Chiles

President, CEO and a director of Bristow Group, Inc. since 2004. From 2003 to 2004, served as Executive Vice President and COO of Grey Wolf Inc., a publically traded onshore oil & gas drilling company. In 1977, co-founded Chiles Offshore Inc. (formerly, Chiles Drilling Company) and served as President and CEO until its merger with ENSCO International Incorporated (ENSCO) in 2002. From 2002 to 2003, served as Vice President of Business Development of ENSCO. In 1992, founded Southwestern Offshore Corporation and served as CEO and President until acquired by Cliffs Drilling Company (Cliffs) in 1996. From 1996 to 1997, served as Senior Vice President – Drilling Operations of Cliffs.  Prior to 1977, worked as VP – Domestic Operations at Western Oceanic, Inc. as well as various other capacities. Mr. Chiles serves on the board of directors of Basic Energy Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Kirk J. Meche
Kirk J. Meche
President and Chief Executive Officer

Dated:	March 12, 2014